Exhibit 99.1

LUMINEX CORPORATION REPORTS SECOND QUARTER 2016 RESULTS

AUSTIN, Texas (July 28, 2016) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter ended June 30, 2016. Financial and operating highlights for the quarter include the following:

•	Consolidated second quarter revenue of $64.2 million, a 9% increase compared to the second quarter of 2015.

•
GAAP net income for the second quarter was $5.7 million, or $0.13 per diluted share. Non-GAAP net income for the second quarter was $14.1 million, or $0.33 per diluted share (see Non-GAAP reconciliation).

•	On June 30, we completed the acquisition on Nanosphere, Inc., a leading player in microbiology lab testing, in an all cash deal valued at approximately $92 million.

•	On July 6, we received FDA clearance and CE-IVD Mark for the ARIES M1 system, a fully integrated sample to answer molecular testing platform designed for lower throughput clinical labs.

“Another record quarterly revenue result, driven by a strong performance in our partner business, along with healthy gross margins and overall profitability, reflect the strength of our business and our ability to execute well,” said Homi Shamir, President and Chief Executive Officer of Luminex. “Clearly, we are excited about the addition of Nanosphere. The excellent strategic fit and high growth potential will reward customers and shareholders alike. Luminex’s combined salesforce is now positioned to expand and enhance our market leadership by providing customers with a complete combination of low and high plex solutions plus a sample to answer capability. In summary, we have made excellent progress so far this year and believe we are well positioned to achieve our goals of accelerating revenue, profitability and cash flow over the next few years.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2016	2015	($)	(%)
	(unaudited)
System sales	$8,993	$6,543	$2,450	37%
Consumable sales	13,334	11,878	1,456	12%
Royalty revenue	11,352	11,073	279	3%
Assay revenue	25,885	24,238	1,647	7%
All other revenue	4,602	5,185	(583)	-11%
	$64,166	$58,917	$5,249	9%

	Six Months Ended
	June 30,		Variance
	2016	2015	($)	(%)
	(unaudited)
System sales	$17,311	$12,507	$4,804	38%
Consumable sales	25,184	21,774	3,410	16%
Royalty revenue	22,820	21,775	1,045	5%
Assay revenue	52,924	49,684	3,240	7%
All other revenue	8,908	10,918	(2,010)	-18%
	$127,147	$116,658	$10,489	9%

Additional Highlights:

•	Infectious disease assay sales were approximately 66% of total assay sales for the second quarter and genetic testing assays were 34%.

•	277 multiplexing analyzers were shipped during the quarter, included in this figure is a combination of MAGPIX® systems, LX systems, and FLEXMAP 3D® systems.

FINANCIAL OUTLOOK AND GUIDANCE

The Company raises its 2016 annual revenue guidance to a range of between $261 million and $269 million. This revised full year revenue guidance factors in a contribution from Nanosphere of between $13 million and $16 million in the second half of 2016. The Company currently anticipates third quarter 2016 revenue to be between $67 million and $70 million. This third quarter guidance incorporates a contribution of approximately 10% of revenue from Nanosphere.

CONFERENCE CALL

Management will host a conference call at 7:30 a.m. CDT / 8:30 a.m. EDT, Friday, July 29, 2016 to discuss the operating highlights and financial results for the second quarter ended June 30, 2016. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; the development progress of our pipeline products, including ARIES® and NxTAG® products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2016 performance, including revenue guidance, including the revenue contribution from our recently completed acquisition of Nanoshphere, Inc.. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology in development, including ARIES® and NxTAG products, the uncertainty relating to increased focus on direct sales to the end user, dependence on strategic partners for development, commercialization and distribution of products, concentration of Luminex’ revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’ technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges, the timing of and process for regulatory approvals, the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’ partners and end users and their ability to finance purchases of Luminex’ products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, fluctuations in bulk purchases of consumables, fluctuations in product mix, and the seasonal nature of some of Luminex’ assay products, Luminex’ ability to obtain and enforce intellectual property protections on Luminex’ products and technologies, risks and uncertainties associated with implementing Luminex’ acquisition strategy, including Luminex’ ability to obtain financing, Luminex’ ability to integrate acquired companies or selected assets into Luminex’ consolidated business operations, and the ability to recognize the benefits of Luminex’ acquisitions, reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, changes in principal members of Luminex’ management staff, potential shortages, or increases in costs, of components or other disruptions to Luminex’ manufacturing operations, competition and competitive technologies utilized by Luminex’ competitors, Luminex’ ability to successfully launch new products in a timely manner, Luminex’ increasing dependency on information technology to enable Luminex to improve the effectiveness of Luminex’ operations and to monitor financial accuracy and efficiency, the implementation, including any modification, of Luminex’ strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, and risks relating to Luminex’ foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2016 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,718	$128,546
Short-term investments	—	11,988
Accounts receivable, net	26,971	28,853
Inventories, net	41,517	31,252
Prepaids and other	8,989	8,887
Total current assets	159,195	209,526
Property and equipment, net	57,695	47,796
Intangible assets, net	83,167	52,482
Deferred income taxes	46,606	31,821
Long-term investments	—	7,459
Goodwill	82,729	49,619
Other	5,613	3,853
Total assets	$435,005	$402,556

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,276	$7,868
Accrued liabilities	16,622	15,152
Deferred revenue	5,355	4,212
Total current liabilities	33,253	27,232
Deferred revenue	1,964	2,064
Other	4,830	4,724
Total liabilities	40,047	34,020
Stockholders' equity:
Common stock	43	42
Additional paid-in capital	326,531	321,657
Accumulated other comprehensive loss	(1,079)	(1,296)
Retained earnings	69,463	48,133
Total stockholders' equity	394,958	368,536
Total liabilities and stockholders' equity	$435,005	$402,556

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue	$64,166	$58,917	$127,147	$116,658
Cost of revenue	19,245	15,647	37,420	33,169
Gross profit	44,921	43,270	89,727	83,489
Operating expenses:
Research and development	11,543	11,510	22,562	21,655
Selling, general and administrative	24,190	21,025	44,549	40,504
Amortization of acquired intangible assets	1,688	776	3,315	1,678
Total operating expenses	37,421	33,311	70,426	63,837
Income from operations	7,500	9,959	19,301	19,652
Other income, net	(1,446)	57	(1,425)	951
Settlement of litigation	—	(7,100)	—	(7,300)
Income before income taxes	6,054	2,916	17,876	13,303
Income tax expense	(401)	(287)	(3,453)	(3,221)
Net income	$5,653	$2,629	$14,423	$10,082
Net income per share, basic	$0.13	$0.06	$0.34	$0.24
Shares used in computing net income per share, basic	42,534	42,093	42,440	41,984
Net income per share, diluted	$0.13	$0.06	$0.34	$0.24
Shares used in computing net income per share, diluted	42,575	42,290	42,440	42,146

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$5,653	$2,629	$14,423	$10,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,276	3,124	8,488	6,322
Stock-based compensation	3,475	3,090	4,655	4,669
Deferred income tax expense	(395)	5,154	2,931	6,031
Excess income tax (benefit) expense from employee stock-based awards	—	991	—	991
Loss (gain) on sale or disposal of assets	4	212	41	(681)
Other	(17)	50	(71)	(103)
Changes in operating assets and liabilities:
Accounts receivable, net	7,221	2,140	6,673	6,086
Inventories, net	(4,142)	1,122	(4,040)	4,050
Other assets	508	(2,717)	672	(2,393)
Accounts payable	3,737	(2,932)	2,724	(3,774)
Accrued liabilities	1,098	8,106	(6,174)	1,967
Deferred revenue	(209)	(383)	621	(176)
Net cash provided by operating activities	21,209	20,586	30,943	33,071
Cash flows from investing activities:
Sales and maturities of available-for-sale securities	19,491	—	19,491	—
Purchase of property and equipment	(2,871)	(3,670)	(5,719)	(12,568)
Proceeds from sale of assets	3	—	3	893
Business acquisition consideration, net of cash acquired	(66,902)	—	(66,902)	—
Acquired technology rights	—	(25)	(200)	(202)
Net cash used in investing activities	(50,279)	(3,695)	(53,327)	(11,877)
Cash flows from financing activities:
Payments on debt	(25,000)	—	(25,000)	—
Proceeds from employee stock plans and issuance of common stock	1,406	308	1,762	713
Shares surrendered for tax withholding	(35)	(29)	(1,484)	(1,579)
Excess income tax (benefit) expense from employee stock-based awards	—	(991)	—	(991)
Net cash used in financing activities	(23,629)	(712)	(24,722)	(1,857)
Effect of foreign currency exchange rate on cash	115	(22)	278	33
Change in cash and cash equivalents	(52,584)	16,157	(46,828)	19,370
Cash and cash equivalents, beginning of period	134,302	94,907	128,546	91,694
Cash and cash equivalents, end of period	$81,718	$111,064	$81,718	$111,064

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Income from operations	$7,500	$9,959	$19,301	$19,652
Stock-based compensation	3,475	3,090	4,655	4,669
Amortization of acquired intangible assets	1,688	776	3,315	1,678
Costs associated with legal proceedings	—	183	—	620
Acquisition costs	2,008	—	2,008	—
Severance costs	160	157	814	194
Adjusted income from operations	$14,831	$14,165	$30,093	$26,813
Other income, net	(1,446)	57	(1,425)	951
Gain on sale of cost method equity investment	—	—	—	(892)
Acquisition costs	1,500	—	1,500	—
Income tax expense	(401)	(287)	(3,453)	(3,221)
Income tax effect of above adjusting items	(363)	(2,343)	(416)	(2,473)
Adjusted net income	$14,121	$11,592	$26,299	$21,178
Adjusted net income per share, basic	$0.33	$0.28	$0.62	$0.5
Shares used in computing adjusted net income per share, basic	42,534	42,093	42,440	41,984
Adjusted net income per share, diluted	$0.33	$0.27	$0.62	$0.5
Shares used in computing adjusted net income per share, diluted	42,575	42,290	42,440	42,146

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.